Exhibit (a)(1)(C)

ELECTION TO PARTICIPATE AND EXERCISE WARRANT

PURSUANT TO

OFFER TO AMEND AND EXERCISE WARRANTS TO PURCHASE COMMON STOCK

OF BIONIK LABORATORIES CORP.

DATED MAY 25, 2017

To:	VStock Transfer, LLC 18 Lafayette Place Woodmere, New York 11598 Attention: Allison Niccolls, Director of Operations

Pursuant to the terms and subject to the conditions of the Offer to Amend and Exercise Warrants to Purchase Common Stock of Bionik Laboratories Corp. (the “Company”) dated May 25, 2017, as may be amended or supplemented from time to time (the “Offer to Amend and Exercise”), I hereby agree and elect to amend and exercise some or all of my Original Warrants (as defined in the Offer to Amend and Exercise) at the reduced amendment price equal to $.25 per share in cash on the terms and conditions set forth in the Offer to Amend and Exercise (the “Amended Warrants”), as set forth in Table 1 below (such number of shares shall be defined as the “Exercised Shares”). Capitalized terms not otherwise defined in this Election to Participate and Exercise Warrant shall have the meanings ascribed to them in the Offer to Amend and Exercise.

TABLE 1

NUMBER OF ORIGINAL WARRANTS TO BE AMENDED AND EXERCISED

Number of “Investor Warrants” Being Amended and Exercised	Exercise Price Per Share

$.25

Number of “Placement Agent Warrants” Being Amended and Exercised	Exercise Price Per Share

$.25

EXERCISE PRICE AND STOCK CERTIFICATES

The undersigned hereby irrevocably elects to amend his, her or its Original Warrants and to exercise the Amended Warrant and to purchase the number of Exercised Shares of Bionik Laboratories Corp. common stock issuable upon exercise of the Amended Warrants listed in Table 1 above. The undersigned hereby irrevocably delivers:

$ ________ (in cash, which is the product of $.25 multiplied by the number of Exercised Shares as set forth in Table 1 above).

The undersigned requests that certificates for such Exercised Shares be issued in the name of:

(Please print name, address and social security or federal employer identification number (if applicable))

If the Exercised Shares issuable upon this exercise are not all of the shares issuable for all of the holder’s Original Warrants, the undersigned requests that a new Original Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

(Please print name, address and social security or federal employer identification number (if applicable))

Name of Holder (print):

(Signature):

(By):

(Title):

Dated:

Accepted & Agreed:
Bionik Laboratories Corp.

Peter Bloch
Chairman and Chief Executive Officer

ACKNOWLEDGMENTS AND REPRESENTATIONS AND WARRANTIES

I understand and acknowledge that:

(1) To accept the Offer to Amend and Exercise I must comply with the “Instructions for Delivery” as set forth in the Offer To Amend and Exercise.

(2) If I elect to participate, I hereby agree and acknowledge that my Original Warrants described in Table 1 above shall be deemed automatically amended as set forth in that First Amendment To Common Stock Purchase Warrant included with this Election To Participate And Exercise Warrant and attached as Exhibit (a)(1)(E) to the Company’s Schedule TO as filed with the Securities and Exchange Commission on May 25, 2017, without any further action or signature required by me or the Company.

(3) If I elect to participate, I understand that I am automatically and contemporaneously exercising my Amended Warrants.

(4) If I elect not to participate, my Original Warrants will remain unmodified and will expire in accordance with their terms.

(5) If I choose to execute and deliver this Election to Participate and Exercise Warrant along with the aggregate exercise price applicable with respect to my Amended Warrants to the Company, the Company will place the aggregate exercise price funds into the Company’s account. If I have decided to amend and exercise less than my total number of Original Warrants, the Company will send me a new Original Warrant for the amount of Original Warrants I excluded from this Election to Participate and Exercise Warrant.

(6) By amending and exercising the Original Warrants pursuant to the procedure described in the Offer to Amend and Exercise and in the instructions to this Election to Participate and Exercise Warrant, I accept the terms and conditions of the Offer to Amend and Exercise.

(7) The Company has advised me to consult with my own legal, tax and accounting advisors as to the consequences of participating or not participating in the Offer to Amend and Exercise.

(8) I may not participate in the Offer to Amend and Exercise unless I am an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, as amended, and I have accurately completed and executed the Accredited Investor Questionnaire. The Offer to Amend and Exercise is not being offered to holders in any jurisdiction in which the offering or acceptance of participation in the Offer to Amend and Exercise would not be in compliance with the laws of such jurisdiction. In addition, the Company will not accept any Election to Participate and Exercise Warrant from or on behalf of, any Original Warrant holders if the Company determines that a valid securities exemption is not available for the Offer to Amend and Exercise under the Securities Act.

(9) All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer to Amend and Exercise, this Election to Participate and Exercise Warrant is irrevocable.

(10) Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the amendment and exercise of the Original Warrants pursuant to the Offer to Amend and Exercise.

I hereby represent and warrant that:

(1) I have the full power and authority to execute, deliver and perform any obligations hereunder and that, when and to the extent the Original Warrants are accepted for amendment and exercise by the Company, the Original Warrants will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof and the Original Warrants will not be subject to any adverse claims.

(2) I (either alone or with my purchaser representative) have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of investment in the Amended Warrants and the shares of common stock issuable upon the exercise of the Amended Warrants.

(3) I have had the opportunity to review the current business prospects, financial condition and operating history of the Company as set forth or incorporated by reference in the Offer to Amend and Exercise.

(4) I have had the opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offer to Amend and Exercise and I have received all the information I consider necessary or appropriate for deciding whether to accept the Offer to Amend and Exercise.

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If you execute the election above to amend and exercise your Original Warrants and return this signature page, your Original Warrants will be deemed amended and exercised in accordance with the terms and conditions of the applicable Amended Warrant.

You must complete and sign the following exactly as your name appears on your Original Warrants. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, please set forth the signatory’s full title and include with this Election to Participate and Exercise Warrant proper evidence of the authority of such person to act in such capacity.

Date:	By:
(Signature)

(Print name)

(Title, if applicable)

Address:

Telephone:

Fax:

Tax ID/SSN:

INSTRUCTIONS FOR DELIVERY

Your right to participate in the Offer to Amend and Exercise will automatically expire if you do not properly elect to participate on or before the Expiration Date of June 22, 2017, as may be extended in the Company’s sole discretion. The Company will not accept any alternative or contingent amendments. By executing this Election to Participate and Exercise Warrant, you waive any right to receive any notice of the acceptance of the Amended Warrants, except as provided in the Offer to Amend and Exercise. To effect your acceptance of the Offer to Amend and Exercise you must:

(1)	Complete, sign and return this Election to Participate and Exercise Warrant.
(2)	Tender your Original Warrants or, if you are unable to locate your Original Warrant, complete and sign an Affidavit of Lost Warrant (attached hereto) for each Original Warrant to be amended and exercised.
(3)	Complete, sign and return the Accredited Investor Questionnaire (attached hereto).
(4)	Pay the exercise price applicable to your Amended Warrant ($.25 x number of shares to be exercised) by check or by wire transfer pursuant to the wire transfer instructions set forth below.

The Election to Participate and Exercise Warrant, Original Warrants (and/or Affidavit of Lost Warrant), Accredited Investor Questionnaire must be received at the address below and the exercise price must be received at the Escrow Agent’s address below, on or before the Expiration Date of 5:00 pm (Eastern Standard time) on June 22, 2017, as may be extended for up to ten business days in the discretion of the Company and the Warrant Agent.

COMPANY ADDRESS	Bionik Laboratories Corp. c/o VStock Transfer, LLC 18 Lafayette Place Woodmere, New York 11598 Attention: Allison Niccolls, Director of Operations Facsimile: (646) 536-3179

ESCROW AGENT’S ADDRESS	Signature Bank 261 Madison Avenue New York, New York 10016 Attn: PCG 221/GALATI

WIRE TRANSFER INSTRUCTIONS FOR EXERCISE OF AMENDED WARRANTS	Signature Bank 261 Madison Avenue New York, New York 10016 Attn: PCG 221/GALATI ABA No. 026013576 For credit to Signature Bank, as Escrow Agent for Bionik Laboratories Corp. Account No. 1503008552

Delivery to an address and/or account other than as set forth above will not constitute a valid delivery.

*************

AFFIDAVIT OF LOSS AND INDEMNIFICATION AGREEMENT

The Holder (as defined below) hereby represents, warrants and agrees as follows:

1. The following described instrument of Bionik Laboratories Corp., a Delaware corporation (the “Company”) was lost or stolen:

Warrant No. ____ to purchase  ______ shares of common stock of the Company, dated ________, 2015 (the “Original Warrant”), and registered in the name of ________________________________________ (“Holder”);

2. Holder is the sole and unconditional record owner of the Original Warrant.

3. That neither the Original Warrant nor any interests therein have been sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pledged, or disposed of in any manner by or on behalf of Holder; that neither Holder nor anyone on Holder’s behalf has signed any power of attorney, any stock power or any other assignment or authorization respecting the Original Warrant; and that no person, firm or corporation has any right, title, claim, equity or interest in, to or respecting the Original Warrant, except Holder as the sole owner.

4. That this Affidavit of Loss and Indemnification Agreement (the “Affidavit”) is made for the purpose of inducing the Company to accept the Holder’s Original Warrant in connection with the Holder’s election to participate in the Company’s Offer to Amend and Exercise Warrants to Purchase Common Stock, dated May 25, 2017, as amended or supplemented and to exercise such Original Warrant (the “Offer”).

5. Holder hereby agrees to immediately surrender the Original Warrant to the Company for cancellation without consideration should it at any time come into the possession or control of Holder.

6. To induce the Company to accept this Affidavit in place of the lost Original Warrant in connection with Holder’s acceptance of the Offer, Holder and its successors and assigns shall at all times indemnify and hold harmless the Company and its directors, officers, agents, successors and assigns from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all losses, damages, judgments, costs, charges, counsel fees, payments, expenses and liabilities whatsoever, which any of such indemnitees at any time shall or may sustain or incur (a) by reason of the issuance of a replacement warrant, if any or (b) by reason of any claim which may be made in respect of the Original Warrant, or (c) by reason of any payment, transfer, exchange, delivery or other act which any indemnitee hereunder may make or do in respect of the Original Warrant or a replacement warrant, if any, or any shares of common stock issued upon exercise thereof whether made or done through accident, oversight or neglect, or whether made or done upon presentation thereof without contesting, inquiring into or litigating the propriety of such payment, transfer, exchange, delivery or other act, or (d) by reason of any other matter or thing arising out of the recognition of the aforesaid request of Holder for the issuance of the Original Warrant or a replacement warrant, if any.

7. It is understood and agreed that in case the Original Warrant shall be recovered by anyone, then this Affidavit may be immediately enforced. This Affidavit shall be deemed a continuing obligation and successive recoveries may be had thereon for the various matters in respect of which any indemnitee shall from time to time become entitled to be indemnified.

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This Affidavit shall be governed by the laws of the State of New York.

Dated: ___________________, 2017
HOLDER:

(Signature)

(Printed Name)

(Title, if Holder is not a natural person)

ACCREDITED INVESTOR QUESTIONNAIRE

The undersigned understands that the purpose of this Questionnaire is to permit Bionik Laboratories Corp. (“Bionik”) to determine whether the undersigned is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Act”). The undersigned represents to you that (i) the information contained herein is complete and accurate and may be relied upon by Bionik, and (ii) the undersigned will notify Bionik immediately of any change in any of such information.

All information furnished is for the sole use of Bionik and its counsel and will be held in confidence by Bionik and its counsel, except that this Questionnaire may be furnished to such parties as Bionik deems advisable to establish compliance with federal or state securities laws.

A. For Individuals:

The undersigned individual is an “Accredited Investor” for one or more of the following reasons (check all that apply):

☐	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000. For purposes of calculating net worth under this paragraph, (i) the primary residence shall not be included as an asset, (ii) to the extent that the indebtedness that is secured by the primary residence is in excess of the fair market value of the primary residence, the excess amount shall be included as a liability, and (iii) if the amount of outstanding indebtedness that is secured by the primary residence exceeds the amount outstanding 60 days prior to the execution of this Accredited Investor Questionnaire, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability.

☐	The undersigned is an individual (not a partnership, corporation, etc.) who had (i) an individual income in excess of $200,000 or (ii) joint income together with their spouse in excess of $300,000, in each of the two most recent years and reasonably expect to reach the same income level in the current year. For purposes of the foregoing, “income” is not limited to “adjusted gross income” as that term is defined for federal income tax purposes, but rather includes certain items of income which are deducted in computing “adjusted gross income”. For investors who are salaried employees, the gross salary of such investor, minus any significant expenses personally incurred by such investor in connection with earning the salary, plus any income from any other source including unearned income, is a fair measure of “income” for purposes of this question. For investors who are self-employed, “income” is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

☐	The undersigned is a director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer.

☐	The undersigned individual is not an “Accredited Investor” because none of the above apply.

B. For Entities:

The undersigned is an “Accredited Investor” because the undersigned falls within at least one of the following categories (Check all appropriate lines):

☐ (i)	a bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

☐ (ii)	a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

☐ (iii)	an insurance company as defined in Section 2(a)(13) of the Act;

☐ (iv)	an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Act;

☐ (v)	a Small Business Investment Company licensed by the U.S. Small Business Investment Act of 1958, as amended;

☐ (vi)	a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, where such plan has total assets in excess of $5,000,000;

☐ (vii)	an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (the “Employee Act”), where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of the Employee Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or an employee benefit plan that has total assets in excess of $5,000,000 or a self-directed plan the investment decisions of which are made solely by persons that are accredited investors.

☐ (viii)	a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 as amended;

☐ (ix)	an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ (x)	a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a “sophisticated” person, who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

☐ (xi)	an entity in which all of the equity investors are persons or entities described above.

☐	The undersigned is an entity all the equity owners of which are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Questionnaire. (Describe the entity below.)

☐	The undersigned entity is not an “Accredited Investor” because none of the above apply.

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The foregoing representations are true and accurate as of the date hereof.

Dated: , 2017
Name of Investor

Signature

Printed Name

Title (if applicable)

Name of joint investor or other person whose signature is required

Signature

Title (if applicable)